UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported):  March 9, 2009

Commission File No. 001-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)

1100 Louisiana Street, Suite 1300
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 381-3636
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 9, 2009, the board of directors of our general partner appointed Murray H. Hutchison as interim executive Chairman, with principal executive officer authority.  Jerry E. Thompson, president, chief executive officer and member of the board of directors of our general partner, has taken a temporary leave of absence for medical reasons, during which he is expected to remain available on a limited basis.  Mr. Thompson will retain his executive authority and remain a director and is expected to return to his partnership duties full-time.  Mr. Hutchison will take a more active role in the daily operation of the partnership and provide additional expertise in support of the TEPPCO management team.

Mr. Hutchison, age 70, was elected as a director of our general partner in March 2005.  He has served as the Chairman of our general partner’s board of directors since March 2006. In conjunction with the expansion of Mr. Hutchison’s responsibilities, he has withdrawn from the board’s Audit, Conflicts and Governance Committee, on which he had served since March 2006.  Mr. Hutchison is a private investor managing his own portfolio.  He also consults with corporate managements on strategic issues. Mr. Hutchison retired in 1997 as chairman and chief executive officer of the IT Group (International Technology Corporation) after serving in that position for over 27 years.  Mr. Hutchison serves as chairman of the board of Huntington Hotel Corporation, as lead director of Jack in the Box Inc., and as a director on the boards of Cadiz Inc., The Olson Company, Cardium Therapeutics, Inc. and The Hobbs Sea World Research Institute.

Mr. Hutchison will receive compensation for his services as interim executive Chairman of $25,000 per month plus reimbursement for reasonable expenses incurred in the performance of his duties.

A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.

This report includes forward-looking statements that involve certain risks and uncertainties, such as expectations regarding our chief executive officer and other future events.  These risks and uncertainties include, among other things, factors discussed in our filings with the Securities and Exchange Commission. If any of these risks or  uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. We disclaim any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release of TEPPCO Partners, L.P., dated March 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: March 12, 2009	/s/ PATRICIA A. TOTTEN
Patricia A. Totten
Vice President, General Counsel and Secretary